SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report):  March 30, 2005 (March 29, 2005)

Bradley Operating Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	001-31297	04-3306041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Agreement.

On March 29, 2005, Heritage Property Investment Trust, Inc. (the “Company”), the sole stockholder of the general partner of Bradley Operating Limited Partnership (“Bradley OP”), entered into a new three-year $400 million unsecured line of credit (the “Credit Agreement”) with Wachovia Capital Markets, LLC, as Arranger, Wachovia Bank, National Association, as Agent, each of Deutsche Bank Trust Company Americas and Key Bank National Association, as Syndication Agents, each of Bank of America, National Association and Commerzbank Aktiengesellschaft, New York Branch, as Documentation Agents, and each of the financial institutions initially a signatory to the Credit Agreement.  The new line of credit will expire on March 28, 2008, subject to a one-year extension.  The Company is the borrower under this Credit Agreement and Bradley OP, Heritage Property Investment Limited Partnership and certain of the Company’s other subsidiaries, have guaranteed the Company’s indebtedness under the Credit Agreement.  This new line of credit replaces the Company’s existing line of credit and will be used principally to fund growth opportunities and for working capital purposes.  A copy of the Credit Agreement is attached hereto as Exhibit 10.12 and is incorporated by reference herein.

The Company’s ability to borrow under the Credit Agreement is subject to its ongoing compliance with a number of financial and other covenants.  The Credit Agreement limits the Company’s ability to make distributions in excess of 90% of its annual funds from operations, except under some circumstances.  In addition, this line of credit bears interest at either the lender’s base rate or a floating rate based on a spread over LIBOR ranging from 62.5 basis points to 115 basis points, depending upon the Company’s debt rating.  In addition, this line of credit has a facility fee based on the amount committed ranging from 15 to 25 basis points, depending upon the Company's debt rating, and requires quarterly payments.

At the Company's option, the borrowing capacity under this new line of credit may be increased to $500 million.  The Credit Agreement also includes a competitive bid option program that allows the Company to hold auctions amongst the participating lenders in the facility for short-term funds for up to fifty percent of the facility amount.

                On March 29, 2005, the Company also issued a press release with respect to the Credit Agreement.  The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

 Item 9.01.             Financial Statements and Exhibits.

 (c) Exhibits.

10.1

Credit Agreement, dated as of March 29, 2005 by and among Heritage Property Investment Trust, Inc., Wachovia Capital Markets, LLC, as Arranger, Wachovia Bank, National Association, as Agent, each of Deutsche Bank Trust Company Americas and Key Bank National Association, as Syndication Agents, each of Bank of America, National Association and Commerzbank Aktiengesellschaft, New York Branch, as Documentation Agents, and each of the financial institutions initially a signatory to the Credit Agreement (incorporated by reference to Exhibit 10.12 of the Current Report on Form 8-K of Heritage Property Investment Trust, Inc. filed on March 30, 2005.

99.1	Press release dated March 29, 2005 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of Heritage Property Investment Trust, Inc. filed on March 30, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRADLEY OPERATING LIMITED PARTNERSHIP

By: Heritage-Austen Acquisition, Inc., its General Partner

/s/Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial
Officer and Treasurer

Dated:  March 30, 2005